SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant   [x]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[X]    Preliminary Proxy Statement        [ ]  Confidential, for Use of
                                               the Commission Only
                                               (as permitted by
[ ]    Definitive Proxy Statement                Rule 14a-6(e)(2))

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      TrustCo Bank Corp NY
        (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [X]   No fee  required


  [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
          and 0-11.

          (1) Title of each class of securities to which transaction applies:



          (2) Aggregate number of securities to which transactions applies:


          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(set forth the amount on which the filing fee is calculated and state how it was)


          (4)  Proposed maximum aggregate value of transaction:



          (5)  Total fee paid:



    [ ]  Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:



     (2)  Form, Schedule or Registration Statement No.:



     (3)  Filing Party:



     (4)  Date Filed:

<F1> Set forth the amount on which the filing fee is calculated and state how it was determined.

                              TRUSTCO BANK CORP NY
                  320 State Street, Schenectady, New York 12305

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To Shareholders Of TrustCo Bank Corp NY:

     Notice is hereby given that the Annual Meeting of Shareholders of TrustCo Bank Corp NY ("TrustCo"), a New York corporation, will be held at TrustCo's
Trust Building, 192 Erie Boulevard, Schenectady, New York 12305, on May 15, 2000, at 10:00 a.m. local time for the purpose of voting upon the following matters:


1.       Election of directors.

2.       Ratification of the appointment of independent auditors for 2000.

3. Any other business that properly may be brought before the meeting or any adjournment thereof.




                                      By Order of the Board of Directors,


                                      William F. Terry
                                      Secretary

April 3, 2000


YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR AT THE MEETING.

                              TRUSTCO BANK CORP NY
                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 15, 2000

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of TrustCo Bank Corp NY ("TrustCo"), a New York corporation, of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. local time on Monday, May 15, 2000, at TrustCo's Trust Building, 192 Erie Boulevard, Schenectady, New York 12305. This proxy statement and the form of proxy were first mailed to shareholders on April 3, 2000. Any shareholder executing a proxy which is solicited hereby has the power to revoke it. Revocation may be made by giving written notice to the Secretary of TrustCo at any time prior to the exercise of the proxy.

     Proxies will be solicited by mail. They also may be solicited by directors, officers, and employees of TrustCo and Trustco Bank, National Association, Schenectady, New York ("Trustco Bank"), a wholly-owned subsidiary of TrustCo, personally or by telephone, but such persons will receive no additional compensation for such services. TrustCo has also retained Regan & Associates, Inc. to aid in the solicitation of proxies for a solicitation fee of $4,500 plus expenses. The entire cost of this solicitation will be paid by TrustCo and Trustco Bank.

     As of March 1, 2000, there were 53,454,924 outstanding shares of Common Stock, $1.00 par value (the "Common Stock"), of TrustCo. Only shareholders of record of the Common Stock at the close of business on March 27, 2000 are entitled to notice of and to vote at the Annual Meeting. Each shareholder of record on that date is entitled to one vote for each share of Common Stock held. With respect to each matter to be acted upon at the Annual Meeting, abstentions on properly executed proxy cards will be counted for purposes of determining a quorum at the meeting; however, such abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted.

     Full shares of Common Stock held for the account of shareholders participating in the Dividend Reinvestment and Stock Purchase Program will be voted in the same manner as those shareholders have authorized their shares held of record to be voted. If such shareholders fail to instruct how the shares registered in their names shall be voted, the shares held in their dividend reinvestment accounts will be voted as stated on the proxy card.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals to be considered for inclusion in a proxy statement in connection with any forthcoming annual meeting of shareholders of TrustCo must be submitted to TrustCo on a timely basis. Proposals for inclusion in TrustCo's proxy statement and form of proxy for the annual meeting of shareholders to be held in May of 2001 must meet the requirements established by the Securities and Exchange Commission (the "S.E.C.") for shareholder proposals and must be received by TrustCo at its principal executive offices no later than December 5, 2000. Proposals that are not to be included in TrustCo's proxy statement will be deemed untimely and will not be considered at the annual shareholders meeting in 2001 unless they are received at TrustCo's principal executive offices not later than February 16, 2001. Any such proposals, together with any supporting statements, should be directed to the Secretary of TrustCo.

                               THE ANNUAL MEETING

     A description of the items to be considered at the Annual Meeting and other information is set forth below.

Item 1.  Election of Directors


     The first item to be acted upon at the Annual Meeting is the election of five (5) directors to serve on the TrustCo Board of Directors (the "TrustCo Board"), four of whom shall serve for a three (3) year term and one, Joseph Lucarelli, for a one (1) year term, and until their successors shall have been duly elected and qualified. The incumbent Directors whose terms are currently scheduled to expire at the Annual Meeting, and who have been nominated for reelection as Directors (collectively, the "TrustCo Director Nominees") are as follows: Barton A. Andreoli, Nancy A. McNamara, Dr. James H. Murphy, William J. Purdy, and Joseph Lucarelli.

     TrustCo's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the TrustCo Board shall consist of not less than seven nor more than twenty members, and TrustCo's Bylaws provide that the total number of directors may be fixed by resolution of the TrustCo Board or the shareholders. The Certificate of Incorporation and the Bylaws require the TrustCo Board to be divided into three classes, as nearly equal in number as possible, with one class to be elected each year for a term of three years.

     The Bylaws also provide that newly created directorships resulting from an increase in the number of directors and vacancies occurring in the TrustCo Board for any reason, may be filled by the vote of a majority of the directors then in office, although less than a quorum, at any meeting of the TrustCo Board. Directors who are elected by the TrustCo Board shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business. The affirmative vote of at least a majority of the outstanding Common Stock is required to elect directors.

     The pages that follow set forth information regarding the TrustCo Director Nominees, as well as information regarding the remaining members of the TrustCo Board whose terms of office do not expire this year. Proxies will be voted in accordance with specific instructions contained therein. Shares will be voted "for" the election of such TrustCo Director Nominees unless contrary instructions are set forth on the enclosed TrustCo proxy card. If any such nominee shall be unavailable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the TrustCo Board may recommend, or the TrustCo Board may reduce the number of directors to eliminate the vacancy. Each of the TrustCo Director Nominees has consented to being named in this Proxy Statement and to serve if elected. The TrustCo Board has no reason to believe that any TrustCo Director Nominee will decline or be unable to serve if elected, unless he or she reaches the mandatory retirement age of 75 during the term of office. In the event a vacancy is created by retirement or otherwise, the TrustCo Board may fill the vacancy or may reduce the number of directors to eliminate the vacancy. If the vacancy is filled, the director so elected shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business.

     Information with regard to the business experience of each director and the ownership of Common Stock on December 31, 1999, has been furnished by such director, or has been obtained from the records of TrustCo. The Common Stock is the only class of equity security outstanding.


                  INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

                 NOMINEES FOR ELECTION AS TRUSTCO DIRECTORS FOR
                        THREE-YEAR TERM TO EXPIRE IN 2003

                                                Shares of TrustCo Common Stock
                                                   Beneficially Owned
---------------------------------------------------------------------- ----------------------- -----------------------
                      Name and Principal Occupation(1)                    No. of Shares (2)       Percent of Class
---------------------------------------------------------------------- ----------------------- -----------------------

Barton A. Andreoli,  Age 60, President,  Towne  Construction & Paving              26,266                     *
Corp. Director of TrustCo and  Trustco Bank since 1993.


Nancy  A.  McNamara,  Age  50;  Executive  Officer  of  TrustCo  (Vice            820,465                  1.54
President)  since 1992 and Trustco Bank (Senior Vice President)  since
1988.  Joined  Trustco  Bank  in  1971.  Director  of  TrustCo  and of
Trustco Bank since 1991.

James H. Murphy,  D.D.S.,  Age 71;  Orthodontist.  Director of TrustCo             47,818                    *
and of Trustco Bank since 1991.

William J. Purdy, Age 65,  President,  Welbourne & Purdy Realty,  Inc.             28,390                    *
Director of TrustCo and Trustco Bank since 1991.

                  NOMINEE FOR ELECTION AS TRUSTCO DIRECTOR FOR
                         ONE-YEAR TERM TO EXPIRE IN 2001

                                                 Shares of TrustCo Common Stock
                                                    Beneficially Owned
---------------------------------------------------------------------- ----------------------- -----------------------
                   Name and Principal Occupation(1)                       No. of Shares (2)       Percent of Class
---------------------------------------------------------------------- ----------------------- -----------------------
---------------------------------------------------------------------- ----------------------- -----------------------

Joseph Lucarelli,  Age 59, President,  Bellevue Builders Supply,  Inc.          18,000                    *
Director of TrustCo and  Trustco Bank since 1999.

See footnotes on page 5.


                     TRUSTCO DIRECTORS CONTINUING IN OFFICE

                                                 Shares of TrustCo Common Stock
                                                     Beneficially Owned
---------------------------------------------------------------------- ----------------------- ----------------------
                  Name and Principal Occupation(1)                       No. of Shares (2)       Percent of Class
---------------------------------------------------------------------- ----------------------- ----------------------

Lionel O. Barthold,  Age 73, Retired  Chairman,  Power  Technologies,           201,782                    *
Inc. Chairman,  Cellutech,  LLC (research and development).  Director of  TrustCo  from  1981  through  1985,  and  from  1989 to  present.
Director of Trustco Bank since 1977.

M.  Norman  Brickman,  Age  74;  Vice  President,  D. Brickman,  Inc.           301,076                    *
(wholesale  fruits and  produce).  Director  of TrustCo  and  Trustco
Bank since 1985.

Anthony J. Marinello,  M.D.,  Ph.D.,  Age 44,  Physician.  Director of           18,628                    *
TrustCo and Trustco Bank since 1996.

Robert A.  McCormick,  Age 63;  President of TrustCo and Trustco Bank         2,634,327                 4.93
since  1982.  President  and Chief  Executive  Officer of TrustCo and
Trustco  Bank since 1984.  Director of TrustCo and Trustco Bank since
1980.

Richard J. Murray, Jr., Age 71; Chief Executive Officer, R. J. Murray           526,810                    *
Co., Inc. (air-conditioning and heating distributors).  Director of
TrustCo and Trustco Bank since 1985.

Kenneth C. Petersen, Age 63, Formerly President and Chief Operating             100,250
Officer, Schenectady International, Inc. (chemical manufacturer).
Director of TrustCo and of Trustco Bank since 1982.

William  D.  Powers,  Age  58,  Chairman,  New  York  Republican  State          18,538                    *
Committee.  Director of TrustCo and of Trustco Bank since 1995.

William F.  Terry,  Age 58,  Executive  Officer of TrustCo  (Secretary)         897,354                 1.68
since 1990 and of Trustco  Bank  (Senior  Vice  President)  since 1987.
Director of TrustCo and Trustco Bank since 1991.

See footnotes on page 5.



                    INFORMATION ON TRUSTCO EXECUTIVE OFFICERS
                                NOT LISTED ABOVE

                                                 Shares of TrustCo Common Stock
                                                     Beneficially Owned
---------------------------------------------------------------------- ----------------------- -----------------------
                  Name and Principal Occupation(1)                     No. of Shares (2)          Percent of Class
---------------------------------------------------------------------- ----------------------- -----------------------


Robert  T.  Cushing,  Age  44,  Executive  Officer  of  TrustCo  (Vice         497,052                    *
President  and Chief  Financial  Officer)  and of Trustco Bank (Senior
Vice President and Chief  Financial  Officer).  Joined Trustco Bank in
1994.

Ralph A.  Pidgeon,(3)  Age 57;  Executive  Officer of  TrustCo  (Vice          709,794                  1.33
President  and  Assistant  Secretary)  since 1995 and of Trustco Bank
(Senior Vice President) since 1978.  Joined Trustco Bank in 1964.


See footnotes listed on page 5.



TRUSTCO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (16 INDIVIDUALS) BENEFICIALLY OWN 6,941,946 SHARES OF COMMON STOCK, WHICH REPRESENT 13% OF THE OUTSTANDING SHARES.



(1) Each of the Directors has held, or retired from, the same position or another executive position with the same employer during the past five years, except John S. Morris, Ph.D., who accepted the position of Interim President at Cazenovia College in 1999.

(2) Each Director and Executive Officer named herein has sole voting and investment power with respect to the shares listed above, except that voting and investment power over a total of 532 shares are shared with a parent, and a total of 233,942 are owned by spouses and other family members. The shares shown include 4,610,205 shares of Common Stock with respect to which certain Directors and Executive Officers have a right to acquire beneficial ownership within 60 days of December 31, 1999.

(3)  Retired January 3, 2000.

*        Less than 1%.

Director Fees, Committees and Attendance

     The TrustCo Board held five meetings during 1999. Each Director attended at least 80% of the TrustCo Board meetings and all of the meetings of the Committees on which he or she served. Average attendance at both Board and Committee meetings was 96.9%. Each Director who is not an employee of TrustCo or of Trustco Bank currently receives for his services as Director a fee in the amount of $2,600 per meeting attended of TrustCo's and Trustco Bank's Boards of Directors, and $1,300 per meeting attended of any TrustCo or Trustco Bank committee of which he is a member. TrustCo Directors who are not also employees of TrustCo or its subsidiaries are also eligible to participate in the TrustCo Bank Corp NY Directors Performance Bonus Plan (the "Directors Performance Bonus Plan"), which was adopted by the TrustCo Board in 1997. Under the Directors Performance Bonus Plan, non-employee directors are eligible to be awarded "units," the value of which is based upon the appreciation in value of Common Stock between the date of the award and the occurrence of a "change in control" as defined in the Directors Performance Bonus Plan. The units so awarded vest, and payments under the Directors Performance Bonus Plan are to be made, only upon the occurrence of a change in control. Each non-employee director has been awarded 26,450 units under the Directors Performance Bonus Plan at a base price of $7.87 per unit (after adjustment to reflect the 15% stock splits on November 14, 1997, and November 13, 1998, and a two for one stock split on November 12, 1999). Directors who are employees of TrustCo or Trustco Bank do not receive directors' fees or other additional remuneration for TrustCo or Trustco Bank Board of Directors' meetings or for special assignments. In accordance with the TrustCo Bank Corp NY Directors' Stock Option Plan, on June 24, 1999 each nonemployee director was awarded 2000 stock options with a strike price of $13.22, after adjustment to reflect the two for one stock split on November 12, 1999.

     TrustCo's Nominating Committee held one meeting in 1999. The four Directors currently serving on the Nominating Committee are R. McCormick (Chairman),
B. Andreoli, R. Murray, and W. Terry. The function of the Nominating Committee is to consider and recommend to the TrustCo Board nominees for election to the TrustCo Board. Each of the nominees slated for election at the Annual Meeting is an incumbent and was considered and selected by the TrustCo Board without action by the Nominating Committee. The Nominating Committee will consider written recommendations by shareholders for nominees for election to the TrustCo Board.

     TrustCo's Audit Committee held two meetings in 1999. The four Directors serving on the Audit Committee are R. Murray, Jr. (Chairman), J. Murphy,
K. Petersen, and W. Purdy. The function of the Audit Committee is to review TrustCo's and Trustco Bank's internal audit procedures, and also to review the adequacy of internal accounting controls for TrustCo and Trustco Bank. In addition, the Audit Committee annually recommends the use of particular external audit firms by TrustCo in the coming year, after reviewing performance of the existing vendors and available audit resources.

     TrustCo's Stock Option Committee held one meeting in 1999. The four Directors serving on the Stock Option Committee are Dr. J. Morris (Chairman),
B. Andreoli, N. Brickman, and J. Lucarelli. The function of the Stock Option Committee is to administer the 1995 TrustCo Bank Corp NY Stock Option Plan (the "1995 Stock Option Plan") and the Directors Performance Bonus Plan and the
TrustCo Bank Corp NY Performance Bonus Plan (the "Officers Performance Bonus Plan"), which were adopted by the Board in 1997.

     The Personnel Advisory Committee of Trustco Bank held one meeting in 1999. The four Directors serving on the Personnel Advisory Committee are Dr. J. Morris (Chairman), B. Andreoli, N. Brickman, and J. Lucarelli. The function of the Personnel Advisory Committee is to review general compensation practices of Trustco Bank and to recommend to the Board of Directors of Trustco Bank the salary and benefits for Trustco Bank's three Executive Officers who are also Directors of TrustCo, and the Executive Officer of Trustco Bank who is not a Director of TrustCo.

TrustCo Executive Officers


     The current Executive Officers of TrustCo are President and Chief Executive Officer Robert A. McCormick, Vice President and Chief Financial Officer Robert T. Cushing, Vice President Nancy A. McNamara, and Secretary William F. Terry.

Trustco Bank Executive Officers


     The current Executive Officers of Trustco Bank are President and Chief Executive Officer Robert A. McCormick, Senior Vice President and Chief Financial Officer Robert T. Cushing, Senior Vice President Nancy A. McNamara, and Senior Vice President and Secretary William F. Terry.

TrustCo and Trustco Bank Executive Officer Compensation


     The following table sets forth, for the fiscal year ended December 31, 1999, the compensation paid to or accrued on behalf of each of the five most highly compensated Executive Officers of TrustCo and Trustco Bank. The value of incidental personal benefits, which may not be directly related to job performance, has been included, where applicable, according to the S.E.C.'s required disclosure thresholds. Each of the following Executive Officers has an employment agreement and a supplemental retirement agreement described in subsequent pages.


                           Summary Compensation Table
                                                                                                                        Long Term
                                                                                                                       Compensation
                                                                      Annual Compensation                                Awards
                                ----------------------------------------------------------------------------------------------------
                                                                                                                          Securities
                                                                                                     Other                Underlying
                                                                                                    Annual                  Options/
                                                          Salary              Bonus              Compensation                 SARs
                                          Year              ($)               ($)(1)                ($)(2)                   (#)(3)
------------------------------------- -------------- ------------------ ------------------- ------------------------ ---------------
Robert A. McCormick                       1999            $850,000         $1,317,500             $93,148                   200,000
President and Chief                       1998             800,000          1,120,000              82,709                   230,000
Executive Officer,                        1997             775,000            968,750              62,810                   264,500
TrustCo and Trustco Bank
------------------------------------- -------------- ------------------ ------------------- ------------------------ ---------------
------------------------------------- -------------- ------------------ ------------------- ------------------------ ---------------

Robert T. Cushing                         1999             300,000            465,000             20,555                     80,000
Senior Vice President,                    1998             285,000            399,000             20,346                     92,000
Chief Financial Officer,                  1997             275,000            343,750             22,552                    105,800
Trustco Bank; Vice
President, Chief Financial
Officer, TrustCo
------------------------------------- -------------- ------------------ ------------------- ------------------------ ---------------
------------------------------------- -------------- ------------------ ------------------- ------------------------ ---------------

Nancy A. McNamara                         1999             300,000            465,000             40,306                     80,000
Senior Vice President                     1998             285,000            399,000             30,005                     92,000
Trustco Bank; Vice                        1997             275,000            343,750             21,211                    105,800
President, TrustCo
------------------------------------- -------------- ------------------ ------------------- ------------------------ ---------------
------------------------------------- -------------- ------------------ ------------------- ------------------------ ---------------

Ralph A. Pidgeon(4)                       1999             300,000            465,000             27,281                     80,000
Senior Vice President                     1998             285,000            399,000             28,246                     92,000
Trustco Bank; Vice                        1997             275,500            343,750             27,430                    105,800
President, Assistant
Secretary, TrustCo
------------------------------------- -------------- ------------------ ------------------- ------------------------ ---------------
------------------------------------- -------------- ------------------ ------------------- ------------------------ ---------------
William F. Terry                          1999             300,000            465,000             24,581                     80,000
Senior Vice President                     1998             285,000            399,000             23,848                     92,000
and Secretary, Trustco                    1997             275,000            343,750             21,857                    105,800
Bank; Secretary,
TrustCo
------------------------------------- -------------- ------------------ ------------------- ------------------------ ---------------

(1) Bonus amounts include payments to senior Executive Officers of TrustCo as short-term incentive compensation pursuant to the incentive program described in greater detail herein under the caption "Personnel Advisory Committee Report on Executive Compensation."
(2) Includes amounts reimbursed by TrustCo for the payment of taxes pursuant to established benefit plans.
(3) Stock Option data has been adjusted to reflect the two for one stock split on November 12, 1999, and the 15% stock splits on November 13, 1998, and November 14, 1997.
(4)  Mr. Pidgeon retired on January 3, 2000.


                      Option/SAR Grants in Last Fiscal Year
                                                                                                      Potential Realizable Value
                                 Number of           % of Total                                         at Assumed Annual Rates
                                Securities          Options/SARs     Exercise or                      of Stock Price Appreciation
                                Underlying           Granted to       Base Price                           For Option Term(4)
                               Options/SARs         Employees in      ($/Sh)(3)      Expiration
          Name                 Granted (#)(1)       Fiscal Year(2)                       Date               5%              10%
------------------------ --------------------- -------------------- ------------- --------------- ---------------------------------
Robert A. McCormick               200,000              28.0%            $13.22       6/24/2009          $1,662,000     $4,214,000

Robert T. Cushing                  80,000              11.2%             13.22       6/24/2009             664,800      1,685,600

Nancy A. McNamara                  80,000              11.2%             13.22       6/24/2009             664,800      1,685,600

Ralph A. Pidgeon                   80,000              11.2%             13.22       6/24/2009             664,800      1,685,600

William F. Terry                   80,000              11.2%             13.22       6/24/2009             664,800      1,685,600

(1) Options, which were granted on June 24, 1999, become exercisable in five annual installments beginning June 24, 1999. Stock Option data has been adjusted for the two for one stock split on November 12, 1999.

(2) The total number of options granted in 1999 was 715,000, of which 520,000 (72.7%) were issued to the Executive group, 20,000 (2.8%) were issued to the non-Executive Director group, and 175,000 (24.5%) to the non-Executive Officer group.

(3) Exercise or base price is equal to the mean between the closing dealer bid and asked price for the Common Stock as quoted by Nasdaq on the date of the grant.

(4) The amounts included reflect pre-tax gain. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the S.E.C. and, therefore, are not intended to forecast possible future appreciation, if any, of TrustCo's stock price, including any appreciation in the event of a change in control. TrustCo's per share stock price would be $21.53 and $34.29 if increased 5% and 10% respectively, compounded annually over the option term.


    Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal Year-End
                                Option/SAR Values

                                                                                     Number of
                                                                                    Securities
                                                                                    Underlying            Value of Unexercised
                                                                                    Unexercised               In-the-Money
                                                                                  Options/SARs at            Options/SARs at
                                                                                    FY-End (#)                FY-End ($)(3)

                                  Shares Acquired               Value              Exercisable/               Exercisable/
            Name                 On Exercise (#)(1)        Realized($)(2)          Unexercisable              Unexercisable
----------------------------- ------------------------- ---------------------- ---------------------- -----------------------------
Robert A. McCormick                             --                    --        2,293,529/464,635        $17,635,249/1,210,554
Robert T. Cushing                           23,000              $203,823          402,798/185,854            2,500,162/484,222
Nancy A. McNamara                               --                    --          615,216/185,854            4,472,170/484,222
Ralph A. Pidgeon                           200,794             2,008,268          711,780/0                  4,133,894/0
William F. Terry                           120,496             1,206,165          585,926/185,854            4,178,977/484,222

(1) Stock Option data has been adjusted for the two for one stock split on November 12, 1999, and the 15% stock splits on November 13, 1998, and November 14, 1997.
(2) The amounts included reflect pre-tax gain. Amounts shown represent the difference between the stock option grant price and the market value of the stock on the date of exercise.
(3) The amounts included reflect pre-tax gain. Value of unexercised in-the-money options and SARs is based on December 31, 1999, closing trade price of $13.25.

TrustCo Retirement Plans

     Trustco Bank has a defined benefit retirement plan (the "Trustco Bank Retirement Plan") pursuant to which annual retirement benefits are based on years of service to a maximum of 30 years and average annual earnings of the highest five consecutive years during the final ten years of service. The Trustco Bank Retirement Plan is fully funded by Trustco Bank contributions. In addition, Trustco Bank has a supplemental retirement plan (the "Trustco Bank Supplemental Retirement Plan"), which is an actuarial plan, under which additional retirement benefits are accrued for eligible Executive Officers. Under the Trustco Bank Supplemental Retirement Plan, the amount of supplemental retirement benefits is based upon annual contributions which are actuarially calculated to achieve a benefit at normal retirement which approximates the differences between (i) the total retirement benefit the participant would have received under the Trustco Bank Retirement Plan without taking into account limitations on compensation, annual benefits and years of service; and (ii) the retirement benefit the participant is projected to receive under the Trustco Bank Retirement Plan at normal retirement. The Trustco Bank Supplemental Retirement Plan provides benefits based on years of service to a maximum of 40.

     The following table shows the approximate retirement benefits which would have been payable in 1999 to salaried employees, under both the Trustco Bank Retirement Plan and the Trustco Bank Supplemental Retirement Plan, assuming retirement of such person at age 65, and payment of benefits in the form of a life annuity. Earnings used in calculating benefits under these Plans are approximately equal to cash amounts reflected as Salary plus Bonus in the Summary Compensation Table. These Plans permit service and earnings to continue to be credited for employment after age 65.

The benefits set forth in the following table are in addition to those which may be received as Social Security benefits. The years of service at normal retirement age 65 for the Executive Officers (other than Mr. McCormick) named in the Summary Compensation Table would be as follows: Mr. Cushing, 27 years; Ms. McNamara, 43 years; Mr. Pidgeon, 44 years; and Mr. Terry, 20 years.

     Robert A. McCormick is not a participant in the Trustco Bank Supplemental Retirement Plan, but has a separate agreement with Trustco Bank under which additional retirement benefits are accrued. Under the terms of Mr. McCormick's agreement, benefits are generally calculated on the actuarial basis used in the Trustco Bank Supplemental Retirement Plan; however, he will be entitled to benefits equal to those to which he would have been entitled if he had been an employee of Trustco Bank and a participant under its qualified plans since the date he joined a former employer. The benefit will be reduced by the amount of benefits actually paid him under Trustco Bank's qualified plans and by his former employer's qualified plans. The years of credited service at normal retirement age 65 for Mr. McCormick would be 47, although Mr. McCormick may continue to accrue benefits beyond that age.


                               Pension Plan Table
                      Annual Benefits for Years of Service
                         ------------------------------------------------------------------------------------------
      Remuneration                         10                     20                   30                    40
-------------------------------------------------------------------------------------------------------------------
            $200,000                     $36,500                $73,700              $112,200              $151,800
             400,000                      76,500                153,000               231,300               311,300
             600,000                     116,500                233,000               351,300               471,300
             800,000                     156,500                313,000               471,300               631,300
           1,000,000                     196,500                393,000               591,300               791,300
           1,200,000                     236,500                473,000               711,300               951,300
           1,400,000                     276,500                553,000               831,300             1,111,300
           1,600,000                     316,500                633,000               951,300             1,271,300
           1,800,000                     356,500                713,000             1,071,300             1,431,300
           2,000,000                     396,500                793,000             1,191,300             1,591,300
           2,200,000                     436,500                873,000             1,311,300             1,751,300
           2,400,000                     476,500                953,000             1,431,300             1,911,300
           2,600,000                     516,500              1,033,000             1,551,300             2,071,300
           2,800,000                     556,500              1,113,000             1,671,300             2,231,300


     Generally, an employee who has attained age 55 and has ten years of service has the right to elect to immediately begin receiving adjusted retirement benefits less than those indicated in the table upon any separation from service with Trustco Bank. The Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), places a maximum limit on the benefits that can be provided under qualified retirement plans such as the Trustco Bank Retirement Plan. For 1999, the annual Internal Revenue Code limit for a straight-life annuity benefit at normal retirement age was $130,000, which amount is actuarially reduced for participants who retire and begin receiving benefits early.

     The Trustco Bank Supplemental Retirement Plan provides that supplemental benefits will be paid in a single lump sum to a participant who terminates employment for reasons other than retirement on or after his normal retirement date.

A participant who retires on or after his normal retirement date may elect to be paid the supplemental benefits upon separation of service from Trustco Bank in one of the benefit forms provided under the Trustco Bank Retirement Plan or in a single lump sum or installments over a five-year period. Also under the Trustco Bank Supplemental Retirement Plan, Trustco Bank, in its discretion, may at any time elect to make a lump sum distribution of a participant's supplemental benefit. The amount of this single payment is equal to the participant's Supplemental Account Balance. Mr. McCormick's separate agreement provides that Trustco Bank, in its discretion, may at any time elect to make a lump sum distribution of Mr. McCormick's supplemental benefit.

     The Trustco Bank Supplemental Retirement Plan and Mr. McCormick's separate agreement are unfunded for tax purposes. However, Trustco Bank has established an irrevocable trust (the "Rabbi Trust") to fund its obligations under these and other executive compensation plans. Trustco Bank is required to make annual contributions to the Rabbi Trust. However, the assets of the Rabbi Trust remain subject to Trustco Bank's general creditors in the event of insolvency.

Personnel Advisory Committee Report on Executive Compensation

     The Personnel Advisory Committee of Trustco Bank determines the compensation of employees and officers of TrustCo and Trustco Bank, including the named Executive Officers identified in the Summary Compensation Table (the "Named Executive Officers") which appears elsewhere in this Proxy Statement. Each of the named Executive Officers in the Summary Compensation Table has an employment agreement with each of TrustCo and Trustco Bank. These employment agreements are described elsewhere in this Proxy Statement.

     The Personnel Advisory Committee of the Board of Directors of Trustco Bank, the present members of which are Dr. J. Morris (Chairman), B. Andreoli,
N. Brickman, and J. Lucarelli (none of whom was an officer of TrustCo or Trustco Bank during fiscal year 1999), furnished the following report on executive compensation to the Board of Directors of Trustco Bank, which has been adopted by the TrustCo Board for the year ended December 31, 1999:

     Under the supervision and direction of the Personnel Advisory Committee, TrustCo and Trustco Bank have developed compensation policies, plans and programs which seek to enhance profitability of TrustCo and Trustco Bank, and ultimately shareholder value, by aligning closely the financial interests of TrustCo's senior management with those of its shareholders. It continues to be the purpose and intent of the Personnel Advisory Committee to design a compensation program which reflects the standards of performance of Trustco Bank, with particular emphasis on setting goals tied to return on shareholder equity previously defined by the Board of Directors of Trustco Bank.

     The function of the Personnel Advisory Committee is to review the general compensation structure for Executive Officers of Trustco Bank, including the named Executive Officers, and to recommend to the Board of Directors of Trustco Bank the salary and benefits of such Executive Officers. The components of executive compensation for the named Executive Officers include salary, bonus, stock options, and cash payments under the Trustco Bank Retirement Plan, Trustco Supplemental Retirement Plan, and Executive Officer Incentive Plan, and in Mr. McCormick's case, in his separate agreement. The Personnel Advisory Committee evaluates individual performance and corporate profitability to determine the level of any compensation adjustment to take effect as of January of the following year. The Personnel Advisory Committee also identifies persons within Trustco Bank eligible to participate in the two incentive plans and the Trustco Supplemental Retirement Plan.

     The Personnel Advisory Committee met once during the course of the year, on October 19, 1999. The Stock Option Committee, whose members are the same as that of the Personnel Advisory Committee, met separately on June 24, 1999, to
(1) identify eligible participants in the 1995 Stock Option Plan, and (2) award option grants for the current plan year.

The Stock Option Committee considered discussions PricewaterhouseCoopers LLP had with management regarding general stock option issues and trends when formulating its final decision on grants awarded under the 1995 Stock Option Plan. PricewaterhouseCoopers LLP provided information regarding industry trends for general compensation levels and option levels in the industry. PricewaterhouseCoopers LLP is not the independent auditor for TrustCo, but provides various consulting services for TrustCo from time to time. While TrustCo does not have a target ownership level for equity holdings by its executives, the Stock Option Committee does take into account the amount and value of options currently held by eligible participants when granting option awards. Options may be granted in varying amounts so as to create relative ownership parity among the Executive Officers participating in the 1995 Stock Option Plan.

     It is the aim of the Personnel Advisory Committee to determine salary and benefit levels of executive compensation principally upon the basis of overall corporate performance, although elements of corporate performance may vary from year to year in the discretion of the Personnel Advisory Committee and among Executive Officers. In making any such determination, the Personnel Advisory Committee will consider a number of factors including, among others, TrustCo's and Trustco Bank's return on equity, attainment of net income goals and total asset targets, overall profitability from year to year, banking experience of individual officers, scope of responsibility within the overall organization, performance and particular contributions to Trustco Bank and TrustCo during the course of the year, and other relevant factors, including involvement in community matters which may better position the organization to serve the immediate needs of Trustco Bank's market. The Personnel Advisory Committee uses broad discretion when determining compensation levels and considers all of the above criteria. It does not assign a specific weight to any of these factors when establishing salary and benefit levels.

     The Personnel Advisory Committee may also consider compensation programs offered to executives performing similar duties for competing depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions. To assist in this evaluation, an industry group of ten regional bank holding companies, called the Dow Jones Banks-Eastern U.S. Index , was identified by the Personnel Advisory Committee for performance and compensation comparisons. This Index is comprised of a broad-based group of banks on the East Coast and was chosen for comparative purposes because of its members' geographic proximity to Trustco Bank. This peer group consists of the same companies that comprise the published industry index used in the performance graph that follows this report. While Trustco Bank is comparatively smaller in terms of total asset size than the members of this peer group, Trustco Bank competes favorably with these institutions in terms of overall corporate performance. The Personnel Advisory Committee further takes into consideration the unique size of TrustCo's executive group as compared to other financial institutions. Trustco Bank and TrustCo currently operate with four Executive Officers, whereas many institutions in this peer group have a larger pool of Executive Officers.

     During its meeting in 1999, the Personnel Advisory Committee decided not to change the current basic salary structure, short-term incentive compensation for executives or features of other employee benefits plans. The Executive Officer Incentive Plan was amended to provide for the automatic deferral of awards under the Plan to the extent that such awards; together with a participant's other compensation is expected to exceed the limitation on deductible compensation under Code Section 162(m). In addition, a rabbi trust has been established to hold any amounts deferred under this provision of the Executive Officer Incentive Plan.

     The Personnel Advisory Committee continues to believe that Trustco Bank is better able to attract, retain, and motivate Trustco Bank's executives to achieve superior performance if a relatively large percentage of senior executive compensation is at risk. In other words, Trustco Bank's compensation for senior executives, including the named Executive Officers, is designed with an objective of providing less total compensation when TrustCo's performance is poorer than a peer group of companies, and providing superior total compensation when performance is superior to that of the peer group.

     In evaluating corporate performance for purposes of establishing short-term incentive compensation awards for Executive Officers, the Personnel Advisory Committee evaluated TrustCo's performance as compared with TrustCo's profit plan for the year, and also evaluated financial results (generally return on equity) as compared with peers for the current year. In the opinion of the Personnel Advisory Committee, return on equity is the most significant measure of performance of TrustCo and its relative importance to shareholders. Therefore, the target pools were established to provide senior executives with an incentive to increase return on equity performance. The Personnel Advisory Committee then established a percentage of target pool to be paid as short-term incentive compensation. The target pool payment would be made to senior executives based on TrustCo's return on average equity for the year. The range of target returns on average equity was from 14%, which equates to a 40% payout of base compensation, to 20% return on average equity, which equates to a 125% payout of base compensation. In 1997, the Committee amended the incentive plan to establish a 15 basis point increase in payout for each 1% increase in average return on equity beyond 20%. Return on average equity in 1999 was 22.52%. Senior executives would receive no incentive compensation award for return on average equity below 14%.

     In consideration of the potential benefits payable under the incentive program described above, senior executives ceased to be eligible for contributions to Trustco Bank's Profit Sharing Plan beginning in 1994, which qualifies for favorable tax treatment, and to which Trustco Bank historically has made contributions equal to 15% of compensation.

     The Personnel Advisory Committee's actions concerning compensation were ultimately judgments based upon the Committee's ongoing assessment and understanding of TrustCo and its Executive Officers, performance of its Executive Officers, and whether or not cash payments or incentive payments would provide an appropriate award or incentive to the Officers' contribution to TrustCo's past and future performance.

     With respect to total compensation paid to Mr. McCormick during 1999, the Personnel Advisory Committee reviewed, among other criteria noted above, the consistent growth in performance and shareholder equity since his appointment as President in 1982 and Chief Executive Officer in 1984, and his ability to effectively influence and lead the executive team to attain this performance level. The Personnel Advisory Committee exercises broad discretion when considering these criteria and does not assign a specific weight to any of these factors. Mr. McCormick did not participate in the discussions regarding his compensation.

PERSONNEL  ADVISORY  COMMITTEE:
   John  S. Morris,  Ph.D.
   Barton  A. Andreoli M.
   Norman Brickman
   Joseph Lucarelli

Share Investment Performance

     The following graphs show changes over five-year and ten-year periods in the value of $100 invested in: (1) TrustCo Common Stock; (2) the Standard & Poor's 500 index; and (3) an industry group of ten other regional bank holding companies, called the Dow Jones Banks-Eastern U.S. Index. TrustCo management believes that longer term performance is of greater importance to TrustCo shareholders. The ten-year period is presented in addition to the five-year period required by the S.E.C. because it provides additional perspective. The banks comprising the Dow Jones Banks-Eastern U.S. Index are: BankBoston Corp., The Bank of New York Co., Fleet Financial Group Inc., MBNA Corp., Mellon Bank Corp., Mercantile Bankshares Corp., PNC Bank Corp., State Street Corp., Summit Bancorp, and Wilmington Trust Corp.

     The year-end pre-tax values of each investment are based on share price appreciation plus dividends paid, with cash dividends reinvested the date they were paid.


                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
                AMONG TRUSTCO BANK CORP. NY, THE S & P 500 INDEX
                  AND THE DOW JONES BANKS - EASTERN U.S. INDEX

TRUSTCO BK CORP N Y

                                                                             Cumulative
                                                                           Total Return
                                                ------------------------------------------------------------------------------
                                                       12/94        12/95         12/96       12/97        12/98        12/99



             TRUSTCO BANK CORP. NY                    100.00       138.15        161.29      247.87       326.39       300.01
                         S & P 500                    100.00       137.58        169.17      225.61       290.09       351.13
    DOW JONES BANKS - EASTERN U.S.                    100.00       170.80        236.14      387.13       452.16       430.76


                 COMPARISON OF 10-YEAR CUMULATIVE TOTAL RETURN*
                AMONG TRUSTCO BANK CORP. NY, THE S & P 500 INDEX
                  AND THE DOW JONES BANKS - EASTERN U.S. INDEX

                                                                       Cumulative Total Return
                                       -------------------------------------------------------------------------------------------
                                         12/89   12/90   12/91    12/92   12/93   12/94    12/95   12/96   12/97   12/98    12/99



       TRUSTCO BANK CORP.  NY           100.00   94.54  146.99   191.81  269.55  277.55   383.43  447.67  687.96  905.90   832.69
                    S & P 500           100.00   96.89  126.42   136.05  149.76  151.74   208.77  256.70  342.34  440.17   532.80
DOW JONES BANKS, EASTERN U.S.           100.00   55.84  103.36   148.71  155.84  150.24   256.62  354.78  581.63  679.34   647.18



Employment Contracts and Termination of Employment Arrangements


     TrustCo and Trustco Bank have entered into agreements (individually, a "TrustCo Employment Agreement" and, collectively, the "TrustCo Employment Agreements") to engage the services of the named Executive Officers: Robert A. McCormick, the President and Chief Executive Officer of TrustCo and Trustco Bank (the "President"); Nancy A. McNamara, Vice President of TrustCo, William F. Terry, Secretary of TrustCo, and Robert T. Cushing, Vice President and Chief Financial Officer of TrustCo, each a Senior Vice President of Trustco Bank as well (collectively, the "Vice Presidents").

(1)  President's TrustCo Employment Agreement

     The President's TrustCo Employment Agreement, dated as of January 1, 1992, and amended as of September 1, 1994, had an initial term expiring on December 31, 1994. The Agreement automatically renewed on January 1, 1995, and renews each year thereafter, for a succeeding three-year term until the President receives a non-renewal notice or he reaches the mandatory retirement age of 70, or the then mandatory retirement age, whichever is greater.

     The President's TrustCo Employment Agreement provides that his annual compensation shall be his annual base salary plus his executive incentive bonus ("Annual Compensation"). Mr. McCormick's Annual Compensation in future years will be negotiated with TrustCo and Trustco Bank and shall not be less than his Annual Compensation for the preceding calendar year. As further compensation, Mr. McCormick is entitled to participate fully in any disability, death benefit, retirement, executive incentive compensation, or pension plans maintained by TrustCo and/or Trustco Bank. Notwithstanding the foregoing, and as described in greater detail herein under the caption "Personnel Advisory Committee Report on Executive Compensation," Mr. McCormick has ceased to be eligible to participate in the Trustco Bank Profit Sharing Plan in consideration of the potential benefits under the short-term incentive plan described above. In the event there is a termination of the President for any reason, other than good cause, or retirement, then he shall receive upon his termination an amount equal to three times his then Annual Compensation, to be paid at his election either (a) in a single lump sum reduced to its present value, within ten days of his termination, or (b) in three equal annual payments each in the amount of the Annual Compensation then in effect with the first payment to be made within ten days after his termination. The President's
TrustCo Employment Agreement also provides for a gross up payment in the event that the amounts payable to the President upon his termination under the President's TrustCo Employment Agreement or any other agreement are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

     Upon termination of the President's employment due to retirement or disability, TrustCo and Trustco Bank shall provide to the President and his wife, for the life of the President, the same health insurance benefits provided to retirees by TrustCo and Trustco Bank under their medical insurance plan.
TrustCo and Trustco Bank will also provide to the President for his life the same life insurance benefits provided to retirees by TrustCo and Trustco Bank under their life insurance plan.

     The President's TrustCo Employment Agreement defines termination to include
(a) any reduction in the President's then current annual compensation (including executive incentive compensation), disability, death, retirement, pension or profit sharing benefits, (unless such reductions shall be applied to all Trustco Bank employees as part of a validly adopted plan of cost containment), or his responsibilities or duties; (b) either TrustCo's or Trustco Bank's relocation or a change in the President's base location; (c) receipt of a non-renewal notice pursuant to the President's TrustCo Employment Agreement; or (d) the unilateral election of the President to terminate his TrustCo Employment Agreement. Notwithstanding the foregoing, the parties to the President's TrustCo Employment Agreement have agreed that Mr. McCormick's ineligibility to participate in the Trustco Bank Profit Sharing Plan, as aforesaid, shall not have effected a termination of such employment agreement.

(2)  Vice Presidents' TrustCo Employment Agreements

     The TrustCo Employment Agreements for the Vice Presidents (except for Robert T. Cushing, whose employment agreement was executed on June 21, 1994) were restated effective as of June 21, 1994. These employment agreements have one-year terms that automatically renew on January 1 of each year, unless a Vice President receives a non-renewal notice or he or she reaches a specified retirement age. The Vice Presidents' TrustCo Employment Agreements provide that the annual compensation of each Vice President shall be his or her annual base salary, which amount may be adjusted as agreed among the parties during each renewal term. The Vice Presidents are also entitled to participate fully in any disability, death benefit, retirement, executive incentive compensation, or pension plans. Notwithstanding the foregoing, and as described in greater detail herein under the caption "Personnel Advisory Committee Report on Executive Compensation," the Vice Presidents ceased to be eligible to participate in the Trustco Bank Profit Sharing Plan in consideration of the potential benefits under the short-term incentive plan described above.

     In the event there is a termination of a Vice President within two years after a change in control of TrustCo or Trustco Bank, for any reason other than for good cause, death, retirement at the mandatory retirement age, or disability, then he or she shall receive, within ten days of his or her termination, an amount equal to two times the

Vice President's annual base salary then in effect. The TrustCo Employment Agreements for the Vice Presidents also provide for a gross up payment in the event that the amounts payable to a Vice President upon his or her termination under such Vice President's TrustCo Employment Agreement or any other agreement involving such Vice President are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

     Upon termination of a Vice President's employment due to retirement or disability, TrustCo and Trustco Bank shall provide to the Vice President and his or her spouse, for the life of the Vice President, the same health insurance benefits provided to retirees by TrustCo and Trustco Bank under their medical insurance plan. TrustCo and Trustco Bank will also provide to the Vice President for his or her life the same life insurance benefits provided to retirees by TrustCo and Trustco Bank under their life insurance plan.

     The TrustCo Employment Agreements for the Vice Presidents define termination within two years after a change in control to include: (a) any reduction in the executive's annual compensation, (including executive incentive compensation), disability, death, retirement, pension or profit sharing benefits (unless such reductions shall be applied to all Trustco Bank employees as part of a validly adopted plan of cost containment), responsibilities or duties;
(b) either TrustCo's or Trustco Bank's relocation or a change in the executive's base location; (c) receipt of a non-renewal notice pursuant to the Vice President's TrustCo Employment Agreement; or (d) the unilateral election of the executive to terminate his or her TrustCo Employment Agreement. Notwithstanding the foregoing, the parties to the Vice Presidents' TrustCo Employment Agreements have agreed that the Vice Presidents' ineligibility to participate in the Trustco Bank Profit Sharing Plan, as aforesaid, shall not have effected a termination of such employment agreements.


(3)  General Provisions

     In addition to termination payments for the President and Vice Presidents described above, all TrustCo Employment Agreements provide for (a) the payment in full of each employee's compensation due, including retirement, pension and profit sharing plans, through the termination date, (b) the continuation of health and group life insurance benefits for at least one year following termination, and (c) the cost of any legal expenses as a result of such termination.

Performance Bonus Plan

     Under the Officers Performance Bonus Plan, officers and key employees of TrustCo are eligible to be awarded units, the value of which is based upon the appreciation in value of Common Stock between the date of the award and the occurrence of a "change in control" as defined in the Officers Performance Bonus Plan. The units so awarded vest, and payments under the Officers Performance Bonus Plan are to be made, only upon the occurrence of a change in control or upon a participant's termination of employment with TrustCo within the year prior to a change of control. Mr. McCormick was awarded 1,058,000 units, and Mr. Cushing, Ms. McNamara, Mr. Pidgeon, and Mr. Terry were each awarded 396,750 units, all at a base price of $7.87 per unit (after adjustment for the 15% stock splits on November 14, 1997 and November 13, 1998, and the two for one stock split on November 12, 1999).

            THE TRUSTCO BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
           THE TRUSTCO DIRECTOR NOMINEES AS TRUSTCO DIRECTORS, WHICH
                      IS ITEM 1 ON THE TRUSTCO PROXY CARD

Item 2.  Ratification of the Appointment of Independent Auditors

     KPMG LLP ("KPMG"), certified public accountants, were the independent auditors for TrustCo for the year ended December 31, 1999, and the TrustCo Board has again selected and appointed them as the independent auditors for the year ending December 31, 2000. A resolution will be presented at the Annual Meeting to ratify their appointment as independent auditors. The independent auditors will report on the consolidated financial statements of TrustCo for the current calendar year and will perform such other non-audit services as may be required of them. Representatives of KPMG are expected to be present at the Annual Meeting to make a statement if they so desire and are also expected to be available to respond to appropriate questions that may be raised.

     During the year ended December 31, 1999, KPMG provided various audit and non-audit professional services to TrustCo. Audit services so provided included examination of the consolidated financial statements of TrustCo, review, assistance, and consultation in connection with the filing of the Form 10-K Annual Report with the S.E.C., and assistance with accounting and financial reporting requirements. Non-audit services so provided included the preparation and planning of corporate tax returns.

Vote Required

     The affirmative vote of a majority of all of TrustCo's issued and outstanding shares of Common Stock is required to ratify the appointment of KPMG as TrustCo's independent auditors for the year ending December 31, 2000. Dissenting votes give rise to no rights on the part of dissenters.

      THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE FOR THIS
               PROPOSAL, WHICH IS ITEM2 ON THE TRUSTCO PROXY CARD.


Item 3.  Other Matters

     The TrustCo Board is not aware of any other matters that may come before the Annual Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

S.E.C. FORM 10-K:

     TrustCo will provide without charge a copy of its annual report on Form 10-K upon written request. Requests and related inquiries should be directed to:
William F. Terry, Secretary, TrustCo Bank Corp NY, P.O. Box 1082, Schenectady, New York 12301-1082.

Ownership of TrustCo Common Stock by Certain Beneficial Owners

     TrustCo is not aware of any person who, as of the date hereof, is the beneficial owner of more than 5% of the Common Stock.

     At March 1, 2000, the Trust Department of Trustco Bank held 4,902,142 shares of Common Stock as executor, trustee and agent (9.17% of outstanding shares) not otherwise reported in this Proxy Statement. Neither TrustCo nor Trustco Bank has any beneficial interest in these shares.

Transactions with TrustCo and Trustco Bank Directors, Executive Officers and Associates

     Some of the Directors and Executive Officers of TrustCo and Trustco Bank, and some of the corporations and firms with which these individuals are associated, are also customers of Trustco Bank in the ordinary course of business, or are indebted to Trustco Bank in respect to loans of $60,000 or more, and it is anticipated that they will continue to be customers of and indebted to Trustco Bank in the future. All such loans, however, were made in the ordinary course of business, did not involve more than normal risk of collectibility, do not present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Trustco Bank transactions with unaffiliated persons. As of March 1, 2000 the total amount of such loans represented 1.88% of shareholders' equity of TrustCo.

     During the previous calendar year, Trustco Bank has had commercial transactions in the ordinary course of business with companies with which certain of TrustCo's Directors are affiliated. No significant business or personal relationship with Trustco Bank existed by virtue of a person's position in TrustCo or in Trustco Bank, or ownership interest in TrustCo.

Insurance for Indemnification of Officers and Directors

     TrustCo renewed insurance for the indemnification of its Executive Officers and Directors and Executive Officers and Directors of Trustco Bank from the CNA Insurance Companies effective for the one-year period from October 10, 1999 to October 10, 2000. The cost of this insurance was $68,250, and coverage is provided to all Executive Officers and Directors of TrustCo and Trustco Bank. The TrustCo Board has no knowledge of any claims made or sum paid pursuant to such insurance policy during 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TrustCo's Directors and Executive Officers, and persons who own more than 10% of a registered class of TrustCo's equity securities ("Reporting Persons") to file initial reports of ownership and reports of changes of ownership in Common Stock and other equity securities with the S.E.C. Reporting Persons are required by S.E.C. regulations to furnish TrustCo with copies of all Section 16(a) reports they file.

     Based solely on a review of the copies of such reports furnished to TrustCo, and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements have been met, except that 1,000 shares purchased by Mr. Cushing in July 1999 were not reported by the Bank on his behalf until January 2000. In addition, purchases of 1,031 shares by trusts related to Mr. Brickman in April of 1997, January, February and July of 1998 were not reported by the Bank until August 1999.


                              TRUSTCO SHAREHOLDERS

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING TRUSTCO PROXY CARD IN THE ENVELOPE
PROVIDED. IF YOU PLAN TO ATTEND THE ANNUAL MEETING AND ARE A SHAREHOLDER OF RECORD, PLEASE MARK THE PROXY CARD APPROPRIATELY AND RETURN IT. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR OWN NAME, PLEASE ADVISE THE SHAREHOLDER OF RECORD (YOUR BANK, BROKER, ETC.) THAT YOU WISH TO ATTEND. THAT FIRM MUST PROVIDE YOU WITH EVIDENCE OF YOUR OWNERSHIP, WHICH WILL ENABLE YOU TO GAIN ADMITTANCE TO THE ANNUAL MEETING.

APPENDIX A



                             TRUSTCO BANK CORP NY
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  May 15, 2000

The Board of Directors recommends a vote "FOR" proposals 1 and 2  below.

1. Election of Directors (Page 2)
  [ ]  FOR
  [ ]  WITHHELD
   *   FOR ALL EXCEPT the following nominees:


2.  Ratification of the Appointment of Independent Auditors (Page 19)

  [ ]  FOR
  [ ]  AGAINST
  [ ]  ABSTAIN




SPECIAL NOTES
  [ ] I plan to attend meeting.     [ ] # attending
  [ ] Comments on reverse side

SIGNATURES___________________________________ DATE_______________, 2000

Please sign and date this proxy card exactly as your name(s) appears above and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

This Proxy is solicited on behalf of the Board of Directors of TrustCo Bank Corp NY ("TrustCo") for the Annual Meeting of shareholders to be held at TrustCo's Trust Building, - 6th Floor, 192 Erie Boulevard, Schenectady, New York, on May 15, 2000.

The undersigned hereby appoints Harry E. Whittingham, Jr. and Anthony
M. Salerno, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of common stock of TrustCo which the undersigned is entitled to vote at the Annual Meeting, and at any adjournments or postponements thereof.

This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR proposal 2 and in the discretion of the proxies on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Your vote for election of Directors may be indicated on the other side. Nominees are - Barton A. Andreoli, Nancy A. McNamara, Dr. James H. Murphy, and William J. Purdy for the three years terms, and Joseph Lucarelli for a one year term.


Please sign and date this proxy card on the reverse side and mail promptly in the enclosed postage-paid envelope. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be counted.

Comments:__________________________________________________________
 __________________________________________________________________
 __________________________________________________________________
 __________________________________________________________________

 (If you have written in the above space, please mark the "Comments" box on the other side of this card.)


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